Exhibit (h)(2)

SCHEDULE A

PROSHARES TRUST EXPENSE LIMITATION AGREEMENT

Period:

October 1, 2016 – September 30, 2017

Fund Name	Expense Limit
ProShares Ultra S&P500	0.95%
ProShares Ultra MidCap400	0.95%
ProShares Ultra Dow30	0.95%
ProShares Ultra QQQ	0.95%
ProShares Short S&P500	0.95%
ProShares Short MidCap400	0.95%
ProShares Short Dow30	0.95%
ProShares Short QQQ	0.95%
ProShares UltraShort S&P500	0.95%
ProShares UltraShort MidCap400	0.95%
ProShares UltraShort Dow30	0.95%
ProShares UltraShort QQQ	0.95%
ProShares Ultra Russell2000	0.95%
ProShares Ultra SmallCap600	0.95%
ProShares Ultra Basic Materials	0.95%
ProShares Ultra Consumer Goods	0.95%
ProShares Ultra Consumer Services	0.95%
ProShares Ultra Financials	0.95%
ProShares Ultra Health Care	0.95%
ProShares Ultra Industrials	0.95%
ProShares Ultra Oil & Gas	0.95%
ProShares Ultra Real Estate	0.95%
ProShares Ultra Semiconductors	0.95%
ProShares Ultra Technology	0.95%
ProShares Ultra Telecommunications	0.95%
ProShares Ultra Utilities	0.95%
ProShares Short Russell2000	0.95%
ProShares Short SmallCap600	0.95%
ProShares Short Financials	0.95%
ProShares Short Oil & Gas	0.95%
ProShares Short MSCI EAFE	0.95%
ProShares Short MSCI Emerging Markets	0.95%
ProShares UltraShort Russell2000	0.95%
ProShares UltraShort SmallCap600	0.95%
ProShares UltraShort MSCI EAFE	0.95%
ProShares UltraShort MSCI Emerging Markets	0.95%
ProShares UltraShort MSCI Japan	0.95%
ProShares UltraShort FTSE China 50	0.95%

Fund Name	Expense Limit
ProShares UltraShort Basic Materials	0.95%
ProShares UltraShort Consumer Goods	0.95%
ProShares UltraShort Consumer Services	0.95%
ProShares UltraShort Financials	0.95%
ProShares UltraShort Health Care	0.95%
ProShares UltraShort Industrials	0.95%
ProShares UltraShort Oil & Gas	0.95%
ProShares UltraShort Real Estate	0.95%
ProShares UltraShort Semiconductors	0.95%
ProShares UltraShort Technology	0.95%
ProShares UltraShort Utilities	0.95%
ProShares UltraShort 7-10 Year Treasury	0.95%
ProShares Short 20+ Year Treasury	0.95%
ProShares UltraShort 20+ Year Treasury	0.95%
ProShares Ultra MSCI Emerging Markets	0.95%
ProShares Ultra MSCI EAFE	0.95%
ProShares Ultra MSCI Japan	0.95%
ProShares Ultra FTSE China 50	0.95%
ProShares UltraShort FTSE Europe	0.95%
ProShares UltraShort MSCI Brazil Capped	0.95%
ProShares UltraShort MSCI Mexico Capped IMI	0.95%
ProShares UltraPro S&P500	0.95%
ProShares UltraPro Short S&P500	0.95%
ProShares Large Cap Core Plus	0.45%
ProShares Short Basic Materials	0.95%
ProShares Short FTSE China 50	0.95%
ProShares Short Real Estate	0.95%
ProShares Ultra 20+ Year Treasury	0.95%
ProShares Ultra 7-10 Year Treasury	0.95%
ProShares Ultra MSCI Brazil Capped	0.95%
ProShares Ultra FTSE Europe	0.95%
ProShares Ultra MSCI Mexico Capped IMI	0.95%
ProShares UltraPro Dow30	0.95%
ProShares UltraPro QQQ	0.95%
ProShares UltraPro Russell2000	0.95%
ProShares UltraPro MidCap400	0.95%
ProShares UltraPro Short Dow30	0.95%
ProShares UltraPro Short QQQ	0.95%
ProShares UltraPro Short Russell2000	0.95%
ProShares UltraPro Short MidCap400	0.95%
ProShares Ultra Nasdaq Biotechnology	0.95%
ProShares UltraShort Nasdaq Biotechnology	0.95%
ProShares UltraShort TIPS	0.95%
ProShares Ultra High Yield	0.95%
ProShares Short High Yield	0.95%

Fund Name	Expense Limit
ProShares Short 7-10 Year Treasury	0.95%
ProShares UltraShort 3-7 Year Treasury	0.95%
ProShares Hedge Replication ETF	0.95%
ProShares German Sovereign/Sub-Sovereign ETF	0.45%
ProShares UltraPro Short 20+ Year Treasury	0.95%
ProShares USD Covered Bond	0.35%
ProShares UltraPro Financial Select Sector	0.95%
ProShares UltraPro Short Financial Select Sector	0.95%
ProShares Merger ETF	0.75%
ProShares Global Listed Private Equity ETF	0.60%
ProShares Short S&P Regional Banking	0.95%
ProShares Ultra S&P Regional Banking	0.95%
ProShares DJ Brookfield Global Infrastructure ETF	0.45%
ProShares Short Term USD Emerging Markets Bond ETF	0.50%
ProShares CDS Short North American HY Credit ETF	0.50%
ProShares Morningstar Alternatives Solution ETF (Inclusive of Acquired Fund Fees and Expenses; Amounts recouped do not include investment advisory or management services fees waived during the term of any Investment Advisory and Management Services Fee Waiver Agreement)	0.95%
ProShares Ultra Gold Miners	0.95%
ProShares UltraShort Gold Miners	0.95%
ProShares Ultra Junior Miners	0.95%
ProShares UltraPro Nasdaq Biotechnology	0.95%
ProShares UltraPro Short Nasdaq Biotechnology	0.95%
ProShares Ultra Oil & Gas Exploration & Production	0.95%
ProShares UltraShort Oil & Gas Exploration & Production	0.95%
ProShares RAFI Long/Short	0.95%
ProShares Inflation Expectations ETF	0.30%[1]

[1]	Limit effective as soon as practicable after September 12, 2016.

Periods:

•	For the period beginning on each Fund’s date of launch until the next September 30

•	The first October 1 after each Fund’s launch until September 30 of the following year

Fund Name	Expense Limit
ProShares UltraPro China A Shares	0.95%
ProShares Ultra China A Shares	0.95%
ProShares Short China A Shares	0.95%
ProShares UltraShort China A Shares	0.95%
ProShares UltraPro Short China A Shares	0.95%
ProShares UltraPro Cybersecurity	0.95%
ProShares Ultra Cybersecurity	0.95%
ProShares Short Cybersecurity	0.95%

Fund Name	Expense Limit
ProShares UltraShort Cybersecurity	0.95%
ProShares UltraPro Short Cybersecurity	0.95%
ProShares UltraPro MLP	0.95%
ProShares Ultra MLP	0.95%
ProShares Short MLP	0.95%
ProShares UltraShort MLP	0.95%
ProShares UltraPro Short MLP	0.95%
ProShares UltraPro Pharmaceuticals	0.95%
ProShares Ultra Pharmaceuticals	0.95%
ProShares Short Pharmaceuticals	0.95%
ProShares UltraShort Pharmaceuticals	0.95%
ProShares UltraPro Short Pharmaceuticals	0.95%

PROSHARE ADVISORS LLC			PROSHARES TRUST
A Maryland limited liability company			a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Todd B. Johnson
	Michael L. Sapir		Todd B. Johnson
	Chief Executive Officer		President

Adopted:	December 15, 2005

Amended:	December 15, 2006	September 19, 2011	December 10, 2014
	January 23, 2007	December 14, 2011	February 12, 2015
	July 31, 2007	February 24, 2012	March 12, 2015
	September 18, 2007	March 14, 2012	June 11, 2015
	December 10, 2007	June 6, 2012	September 17, 2015
	March 12, 2008	September 10, 2012	March 1, 2016
	September 15, 2008	December 11, 2012	April 15, 2016
	December 16, 2008	March 12, 2013	September 12, 2016
	September 9, 2009	September 9, 2013
	March 3, 2010	January 23, 2014
	June 7, 2010	June 11, 2014
	September 21, 2010	September 8, 2014